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                                                                   EXHIBIT 23(j)


                          CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectuses and Statements of Additional Information constituting parts of this Post-Effective Amendment No. 7 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated October 30, 1998, relating to the financial statements and financial highlights of Berger/BIAM International Fund, Berger/BIAM International CORE Fund and International Equity Fund (constituting Berger/BIAM Worldwide Funds Trust) and the financial statements and supplementary data of Berger/BIAM International Portfolio (the sole portfolio constituting Berger/BIAM Worldwide Portfolios Trust) appearing in the September 30, 1998 Annual Reports to Shareholders of Berger/BIAM International Fund, Berger/BIAM International CORE Fund and International Equity Fund and to Investors of Berger/BIAM International Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the heading "Independent Accountants" in the Statements of Additional Information.

PricewaterhouseCoopers LLP
Denver, Colorado
January 22, 1999